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                                                               EXHIBIT 10(a)(ii)

November 15, 1999

Mr. Allan H. Conseur

23 Gillette Lane

Cazenovia, NY 13035

Dear Mr. Conseur:

     Oneida, Ltd., a New York corporation (the "Company"), considers it essential to the best interests of its stockholders to take reasonable steps to retain key management personnel. Further, the Board of Directors of the Company (the "Board") recognizes that the uncertainty and questions which might arise among management in the context of a Change of Control (as described below) of the Company could result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Thus, in order to induce you to remain in the employ of the Company, the Company has previously entered into a letter agreement with you dated February 25, 1998 (the "Prior Agreement") that provides you with certain severance benefits set forth therein in the event that your employment with the Company is terminated subsequent to a change in control (as defined in the Prior Agreement).

     The Board has determined, therefore, that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company and its subsidiaries (collectively, the "Companies") including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible Change of Control.

     In order to induce you to remain in the employ of the Company, the Company has determined to amend and restate the terms of your Prior Agreement by entering into this letter agreement (the "Agreement") which addresses the terms and conditions of your employment in the event of a Change of Control. Capitalized words which are not otherwise defined herein shall have the meanings assigned to such words in Section 10 of this Agreement.

1. Severance Payments. In the event that your employment with the Companies should terminate during a Change of Control Period as a result of an Involuntary Termination, the Company shall pay you the following amounts in one lump sum cash payment, within ten days following your Date of Termination:

     (a) the full amount of any earned but unpaid Base Salary through the Date of Termination at the rate in effect at the time of the Notice of Termination;

     (b) a payment (calculated on the basis of your Base Salary) for all unused vacation time which you may have accrued as of the Date of Termination;

     (c) a pro rata portion of your annual bonus for the year in which your Involuntary Termination occurs, calculated on the basis of your target bonus for that year and on the assumption that all performance targets have been or will be achieved; and

     (d) an amount equal to three times the sum of (i) your Base Salary and (ii) your Annual Bonus.

2. Benefit Continuation. In the event that your employment with the Companies should terminate during the Change of Control Period as a result of an Involuntary Termination, you and your then eligible dependents shall continue to be covered by and participate in the medical, dental, health, life, accident and fringe benefit plans of the


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Companies in which you participated immediately prior to the Date of Termination through the end of the Benefit Continuation Period. You shall be eligible to participate in such plans on the same terms and conditions as are applicable to similarly situated executives of the Company.

3. Supplemental Pension. In the event your employment with the Companies should terminate during the Change of Control Period as a result of an Involuntary Termination, the Company shall pay you in a lump sum payment in cash, within ten days following your Date of Termination, equal to the actuarial equivalent of the excess of (y) the retirement pension (determined as a straight life annuity commencing at age 65) which you would have accrued under the terms of the Pension Plan and any other pension benefit program (without regard to any amendment to such Pension Plan or other pension benefit program made subsequent to the Change of Control Date and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of pension benefits thereunder), determined as if you were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six additional months of service credit thereunder at your highest annual rate of compensation (the "Compensation Rate") during the twelve month period immediately preceding the Date of Termination (but in no event shall you be deemed to have accumulated additional months of service credit after your sixty-fifth (65th) birthday), over (z) the retirement pension (determined as a straight life annuity commencing at age sixty-five (65)) which you had then accrued pursuant to the provisions of the Pension Plan. For purposes of clause (y) above, the Compensation Rate shall be deemed to include amounts payable pursuant to Section 1 hereof, and amounts payable pursuant to Section 1 hereof shall be deemed to represent thirty-six (36) months of compensation (or such lesser number of months of compensation to your sixty-fifth (65th) birthday) for purposes of determining benefits under the Pension Plan. For purposes of this Section, "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Pension Plan immediately prior to the Change of Control Date.

4. Employee Benefit Plans.

     (a) Other Benefit Plans. In the event your employment with the Companies should terminate during the Change of Control Period as a result of an Involuntary Termination, you shall be entitled to receive all benefits payable to you under the Company's benefit and pension plans, not otherwise specifically provided for in this Agreement.

     (b) Rabbi Trust. In the event of a Change of Control, the Company shall transfer on the Change of Control Date sufficient cash in U.S. dollars to the Oneida Ltd. Benefits Protection Trust (the "Rabbi Trust") so that the aggregate assets held in the Rabbi Trust are sufficient at all times to pay or provide for any payments required to be made to you pursuant to the terms of the Oneida Ltd. Deferred Compensation Plan for Key Employees. The trust agreement for the Rabbi Trust shall be in the form attached hereto as Exhibit A.

5. Legal and Attorney's Fees. The Company will promptly pay or reimburse you for any legal fees and expenses incurred by you in connection with the enforcement by you of your rights and entitlements under this Agreement; provided, however, that the Company shall have no obligation to reimburse you for any fees or expenses hereunder which are based on a claim by you which a court having jurisdiction over such claim determines to be frivolous.

6. Date and Notice of Termination. Any termination of your employment by the Company or by you during the Change of Control Period shall be communicated by a notice of termination to the other party hereto (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. The date of your termination of employment with the Companies (the "Date of Termination") shall be determined as follows:
(i) if your employment is terminated for Disability, thirty days after a Notice of Termination is given (provided that your shall not have returned to the full-time performance of your duties during such thirty day period), (ii) if your employment is terminated by the Company in an Involuntary Termination, five days after the date the Notice of Termination is received by you and (iii) if your employment is terminated by the Company for Cause, the later of the date specified in the Notice of Termination or twenty days following the date such notice is received by you. The Date of Termination for a resignation of employment other than for Good Reason shall be the date set forth in the applicable notice.


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7. No Mitigation or Offset. You shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by you as the result of employment by another employer or by pension benefits paid by the Company or another employer after the Date of Termination or otherwise.

8. Gross Up Payments. If any amount payable to you under this Agreement and under any other plan or program of the Company (a "Payment"), is subject to the excise tax imposed under Section 4999 of the Code, or any similar federal or state law (an "Excise Tax"), the Company shall pay to you an additional amount (the "Gross Up Amount") in cash, which is equal to (i) the amount of the Excise Tax, plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax which is imposed in connection with the imposition of such Excise Tax, plus (iii) all income, excise and other applicable taxes imposed on you under the laws of any federal, state or local government or taxing authority by reason of the payments required under clause (i) and clause (ii) and this clause (iii).

     (a) Tax Rate. For purposes of determining the Gross Up Amount, you shall be deemed to be taxed at the highest marginal rate under all applicable local, state, federal and foreign income tax laws for the year in which the Gross Up Amount is paid. The Gross Up Amount payable with respect to an Excise Tax shall be paid by the Company coincident with the Payment with respect to which such Excise Tax relates.

     (b) Notice. All calculations under this Section 8 shall be made initially by the Company and the Company shall provide prompt written notice thereof to you to enable you to timely file all applicable tax returns. Upon your request, the Company shall provide you with sufficient tax and compensation data to enable you or your tax advisor to independently make the calculations described in subparagraph (a) above and the Company shall reimburse you for reasonable fees and expenses incurred for any such verification.

     (c) Tax Determination. If you give written notice to the Company of any objection to the results of the Company's calculations within 60 days of your receipt of written notice thereof, the dispute shall be referred for determination to the independent auditors of the Company (the "Accounting Firm"). The Company shall pay all fees and expenses of such Accounting Firm. Pending such determination by the Accounting Firm, the Company shall pay you the Gross Up Amount as determined by it in good faith. The Company shall pay you any additional amount determined by the Accounting Firm to be due under this Section 8 (together with interest thereon at a rate equal to 120% of the federal short-term rate determined under Section 1274(d) of the Code) promptly after such determination.

     (d) Determination Binding. The determination by the Accounting Firm shall be conclusive and binding upon all parties unless the Internal Revenue Service, a court of competent jurisdiction, or such other duly empowered governmental body or agency (a "Tax Authority") determines that you owe a greater or lesser amount of Excise Tax with respect to any Payment than the amount determined by the Accounting Firm.

     (e) Claims. If a Taxing Authority makes a claim against you which, if successful, would require the Company to make a payment under this Section 8, you agree to contest the claim on request of the Company subject to the following conditions:

          (i) You shall notify the Company of any such claim within ten days of becoming aware thereof. In the event that the Company desires the claim to be contested, it shall promptly (but in no event more than 30 days after the notice from you or such shorter time as the Taxing Authority may specify for responding to such claim) request you to contest the claim. You shall not make any payment of any tax which is the subject of the claim before you have given the notice or during the 30-day period thereafter unless you receive written instructions from the Company to make such payment together with an advance of funds sufficient to make the requested payment plus any amounts payable under this Section 8 determined as if such advance were an Excise Tax, in which you will act promptly in accordance with such instructions.


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          (ii) If the Company so requests, you will contest the claim by either paying the tax claimed and suing for a refund in the appropriate court or contesting the claim in the United States Tax Court or other appropriate court, as directed by the Company; provided, however, that any request by the Company for you to pay the tax shall be accompanied by an advance from the Company to you of funds sufficient to make the requested payment plus any amounts under this Section 8 determined as if such advance were an Excise Tax. If directed by the Company in writing you will take all action necessary to compromise or settle the claim, but in no event will you compromise or settle the claim or cease to contest the claim without the written consent of the Company; provided, however, that you may take any such action if you waive in writing your right to a payment under this Section 8 for any amounts payable in connection with such claim. You agree to cooperate in good faith with the Company in contesting the claim and to comply with any reasonable request from the Company concerning the contest of the claim, including the pursuit of administrative remedies, the appropriate forum for any judicial proceedings, and the legal basis for contesting the claim. Upon request of the Company, you shall take appropriate appeals of any judgment or decision that would require the Company to make a payment under this Section 8. Provided that you are in compliance with the provisions of this subparagraph, the Company shall be liable for and indemnify you against any loss in connection with, and all costs and expenses, including attorneys' fees, which may be incurred as a result of, contesting the claim, and shall provide to you within 30 days after each written request therefor by you cash advances or reimbursement for all such costs and expenses actually incurred or reasonably expected to be incurred by you as a result of contesting the claim.

     (f) Payments. Should a Tax Authority ultimately determine that an additional Excise Tax is owed, then the Company shall pay an additional Gross Up Amount to you in a manner consistent with this Section 8 with respect to any additional Excise Tax and any assessed interest, fines, or penalties. If any Excise Tax as calculated by the Company or the Accounting Firm, as the case may be, is finally determined by a Tax Authority to exceed the amount required to be paid under applicable law, then you shall repay such excess to the Company within 30 days of such determination; provided, that such repayment shall be reduced by the amount of any taxes paid by you on such excess which is not offset by the tax benefit attributable to the repayment.

9. Successors; Binding Agreement.

     (a) Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used herein, the "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform its obligations by operation of law or otherwise.

     (b) Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of you (and your personal representatives and heirs) and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change of Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

10. Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth below:

     "Annual Bonus" shall mean the greater of (i) your target cash bonus opportunity for the year in which the Date of Termination occurs and (ii) the highest cash bonus paid to you during the three-year period ending on the Date of Termination; provided, however, that any annual bonus described on clauses
(i) or (ii) shall be annualized for any year during which you were employed by any of the Companies for less than a full year.


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     "Base Salary" shall mean the greater of (i) the highest annual rate of base salary paid to you by any of the Companies at any time in the twenty-four month period ending on the Date of Termination and (ii) the highest annual rate of base salary paid to you by the Companies at any time during the twenty-four month period ending immediately prior to the Change of Control Date. Your annual rate of base salary shall include any portion of your salary which you elect or are required to defer to one or more employee benefit plans or arrangements contributed to, sponsored or maintained by the Companies.

     "Benefit Continuation Period" means the period beginning on the Date of Termination and ending on the last day of the month in which occurs the earlier of (i) the third anniversary of the Date of Termination and (ii) the date on which you elect coverage for you and your covered dependents under substantially comparable benefit plans of a subsequent employer.

     "Cause" shall mean (a) your willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or (b) your willful and continued failure substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from your resignation for Good Reason) after a written demand for substantial performance is delivered to you by the Board within sixty days of such event, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, and which performance is not substantially corrected by you within twenty days of receipt of such demand (or in the event that such event or condition is not susceptible to correction within such twenty day period, you have not taken all reasonable steps within such twenty day period to correct such event or condition as promptly as practicable thereafter). For purposes of the previous sentence, no act or failure to act on your part shall be deemed "willful" if it is done, or omitted to be done, by you in good faith or with a reasonable belief that it was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clause (a) or (b) above and specifying the particulars thereof in detail.

     "Change of Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Agreement to the contrary notwithstanding, a Change of Control shall be deemed to have occurred if:

          (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

          (b) during any period of two consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Business Combination"), in each case with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company;


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          (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

          (e) there occurs a transaction that constitutes a change in the (i) ownership of the Company, (ii) effective control of the Company or (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Code Section 280G and the regulations promulgated thereunder.

     "Change of Control Date" shall mean the date on which a Change of Control occurs.

     "Change of Control Period" shall mean the five-year period commencing on the Change of Control Date; provided, however, that if your employment with the Company and its subsidiaries terminates prior to the Change of Control Date but on or after a Potential Change of Control Date, and it is reasonably demonstrated that your termination of employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (b) otherwise arose in connection with or in anticipation of a Change of Control, then the "Change of Control Period" shall mean, as applied to you, the five-year period beginning on the date immediately prior to the date of your termination of employment.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

     "Date of Termination" has the meaning assigned thereto in Section 6.

     "Disability" shall mean (a) your incapacity due to physical or mental illness which causes you to be absent from the full-time performance of your duties with the Company for six consecutive months and (b) your failure to return to full-time performance of your duties for the Company within 30 days after written Notice of Termination due to Disability is given to you. Any question as to the existence a Disability upon which you and the Company cannot agree shall be determined by a qualified independent physician selected by you (or, if your are unable to make such selection, such selection shall be made by any adult member of your immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to you shall be final and conclusive for all purposes hereunder.

     "ESOP" shall mean the Oneida Ltd. Employee Stock Ownership Plan, as amended from time to time.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and rulings issued thereunder, and any successor provisions thereto.

     "Good Reason" shall mean the occurrence of any of the following during the Change of Control Period:

          (a) A meaningful and detrimental alteration in your position, titles, or nature or status of responsibilities (including reporting responsibilities) from those in effect immediately prior to the Change of Control Date;

          (b) A reduction by the Company in your annual base salary as in effect immediately prior to the Change of Control Date or as the same may be increased from time to time thereafter; a failure by the Company to increase your salary at a rate commensurate with that of other key executives of the Company; a failure by the Company to increase your salary on an annual basis to reflect the percentage increase in the cost of living (as determined in accordance with such statistics or indices as the Board shall reasonably consider appropriate for such purposes); or a reduction in your target annual bonus (expressed as a percentage of base salary) below the target in effect for you prior to the Change of Control Date;

          (c) The relocation of the office of the Company where you are employed at the time of the Change of Control (the "CIC Location") to a location which in your good faith assessment is an area not generally considered conducive to maintaining the executive offices of a company such as the Company because of hazardous or undesirable conditions, including, without limitation, a high crime rate or inadequate facilities, or to a location which is more than 25 miles away from the CIC Location or the Company's requiring you to be based more than 25 miles away from the CIC Location (except for required travel on the Company's business to an extent substantially


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consistent with your customary business travel obligations in the ordinary course of business prior to the Change of Control Date);

          (d) The failure by the Company to continue to provide you with benefits at least as favorable in the aggregate to those enjoyed by you under the Company's pension, ESOP, savings, life insurance, medical, health and accident, disability, and fringe benefit plans and arrangements in which you were participating immediately prior to the Change of Control Date; or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change of Control;

          (e) The failure of the Company to obtain an agreement from any successor to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Section 9(a) hereof;

          (f) Any termination of your employment which is not effected pursuant to the terms of this Agreement; or

          (g) A material breach by the Company of the provisions of this Agreement.

     "Involuntary Termination" shall mean (a) your termination of employment by the Companies during the Change of Control Period other than for Cause or Disability or (b) your resignation of employment with the Companies during the Change of Control Period for Good Reason.

     "Notice of Termination" has the meaning assigned thereto in Section 6.

     "Pension Plan" shall mean the Retirement Plan for Employees of Oneida Ltd., as amended from time to time.

     "Potential Change of Control" shall mean the earliest to occur of (a) the date on which the Company executes an agreement or letter of intent, the consummation of the transactions described in which would result in the occurrence of a Change of Control, (b) the date on which the Board approves a transaction or series of transactions, the consummation of which would result in a Change of Control, (c) any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Company or (d) the date on which a tender offer for the Company's voting stock is publicly announced, the completion of which would result in a Change of Control.

     "Potential Change of Control Date" shall mean the date on which a Potential Change of Control occurs.

11. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Board of Directors, Oneida Ltd., Oneida, NY 13421, with a copy to the General Counsel of the Company, or to you at the address set forth on the first page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

12. Miscellaneous.

     (a) Amendments, Waivers, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.


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     (b) Validity. The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     (d) No Contract of Employment. Nothing in this Agreement shall be construed as giving you any right to be retained in the employ of the Company or shall affect the terms and conditions of your employment with the Company prior to the commencement of the Change of Control Period.

     (e) Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local withholding taxes.

     (f) Source of Payments. All payments provided under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. You will have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     (g) Headings. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

ONEIDA LTD.


By: /s/ PETER J. KALLET
    -----------------------------------------
        Peter J. Kallet
        President & Chief Executive Officer

Agreed to as of this 7th day of January, 2000


/s/ ALLAN H. CONSEUR
---------------------------------------------
Allan H. Conseur


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                                    EXHIBIT A

                                 Trust Agreement

          This Agreement, dated as of this 17th day of March, 2003 (the "Effective Date"), by and between ONEIDA LTD., a corporation organized under the laws of the State of New York (the "Company") and Fleet National Bank, a national banking association (the "Trustee").

                              W I T N E S S E T H:

          WHEREAS, the Company has adopted the Oneida Ltd. Deferred Compensation Plan for Key Employees, restated effective November 1, 1999, as may be amended or modified from time to time (the "Deferred Compensation Plan") in substantially the form of attached Exhibit A;

          WHEREAS, the Deferred Compensation Plan contemplates the establishment by the Company of deferred compensation accounts on its books and records (the "Accounts") to record amounts voluntarily deferred by the eligible employees pursuant to Paragraph 2 of the Deferred Compensation Plan (the "Participants") and to periodically credit such Accounts with the Investment Rate (as defined in the Deferred Compensation Plan) specified in paragraph 3 of the Deferred Compensation Plan and further contemplates that the Company will provide for an additional amount to be credited to each Participant's Account upon a Change of Control;

          WHEREAS, the Company established an irrevocable trust as of January 1, 2000 (the "Trust") and desires to make contributions of cash and other assets to the Trust to fund its obligations to the Participants under the Deferred Compensation Plan (the "Obligation") on and after a Change of Control (as defined herein); and

          WHEREAS, the Company now desires to name Fleet National Bank as successor trustee to said Trust effective as of the Effective Date; and

          WHEREAS, the Trust assets shall be held in the Trust subject to the claims of the Company's creditors in the event of the Company's Insolvency (as hereinafter defined) until paid to the Participants in accordance with the terms of the Deferred Compensation Plan;

          WHEREAS, the Company intends that the existence of the Trust will not alter the characterization of the Deferred Compensation Plan as "unfunded" and will not be construed to provide taxable income to any Participant prior to the actual payment of benefits thereunder;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

          Section 1. Establishment of Trust.

          (a) The Company hereby deposits with the Trustee IN TRUST the amount of $1,000. which shall become the principal of the Trust be held, administered and disposed by the Trustee as provided in the Trust Agreement. Upon the date that a Change of Control occurs, the Company shall deposit with the Trustee IN TRUST an additional amount of cash equal to the amount necessary to at all times pay or provide for the payments required to be paid to Participants pursuant to subparagraph (a) of Section 12 of the Deferred Compensation Plan, such amount to be held, administered and disposed by the Trustee as provided in this Trust Agreement. The Trustee hereby accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement. The Trust shall be known as the "Oneida Ltd. Benefits Protection Trust".

          (b) The Trust hereby established is irrevocable by the Company.

          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the purpose of satisfying the Company's Obligation and the Company's obligations to its general creditors as hereinafter set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferred Compensation Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under U.S. federal and state law in the event of Insolvency.

          (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash to be held IN TRUST by the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee, the Participants nor any beneficiary of the Participants shall have any right nor obligation to compel such additional deposits.

          (f) Within 30 days following each January 1st, the Company shall provide the Trustee with a statement of the Obligation, taking into account all deferrals credited to the Accounts through such anniversary date, interest on the Account balance, all payments to the Participants and their beneficiaries and any forfeitures. As of each such anniversary date, and subject to Section 6 below, the Trustee shall determine the fair market value of the assets of the Trust and communicate the results of such valuation to the Company. In the event that, as of each applicable anniversary date on or after the date that a Change of Control occurs, the fair market value of the assets of the Trust is less than the Obligation as of such date, the Company shall deposit with the Trustee IN TRUST a supplemental amount (the "Supplemental Contribution") of cash equal to the difference between the Obligation and the fair market value of the assets of the Trust on such anniversary date. The Supplemental Contribution shall be made within 45 days following the applicable anniversary date. Supplemental Contributions (and all income, gains and losses attributable thereto) shall be accounted for separately by the Trustee in a supplemental account (the "Supplemental Account"). On each subsequent January 1st after the Company has made a Supplemental Contribution (a "Subsequent Anniversary Date"), the Obligation shall be determined, and the assets of the Trust shall be valued (including, for this purpose, any assets attributable to Supplemental Contributions). In the event that, as of each Subsequent Anniversary Date, the fair market value of the assets of the Trust is less than the Obligation as of such date, the Company shall deposit with the Trust, within 45 days following the applicable anniversary date, IN TRUST a Supplemental Contribution of cash equal to the difference between the Obligation and the fair market value of the assets of the Trust on such Subsequent Anniversary Date.

          (g) For purposes of this Trust Agreement, a "Change in Control" shall be deemed to have occurred if:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of two consecutive years (not including any period prior to the effective date), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          Section 2. Payments to Participant or His or Her Beneficiaries.

          (a) Upon the occurrence of a Change of Control, the Company shall deliver to the Trustee a payment schedule (the "Payment Schedule") that indicates the amounts payable to the Participants and the times at which such amounts are payable. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule and Section 2(b) below. The Trustee will rely on instructions from the Company as to withholding of any taxes (Federal withholding and, if applicable, FICA and state withholding) that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Deferred Compensation Plan. The Trustee shall issue two checks, one to the Participant for the gross benefit amount less the withholding amounts communicated by the Company, and a second check (or wire transfer) to the Company in the amount of the withholding. The Company shall be responsible for submitting the withheld amount to the appropriate governmental authority(ies) and for preparing all required filings and reports, including Form W-2. With respect to any death benefit, the Trustee shall issue a check to the Participant's beneficiary for the gross benefit amount less any applicable withholding. The Trustee shall be responsible for submitting the withheld amount to the appropriate governmental authority(ies) and for preparing and filing Form 1099-R.

          (b) Subject to the provisions of Section 2(c), 2(d) and 2(e), upon a Change of Control, the Trustee shall pay the amounts due to the Participants and their beneficiaries in respect of the Company's Obligation upon receipt of either (i) a written instruction from the Company authorizing such payment or
(ii) an affidavit from the Participant, in substantially the form of Exhibit B hereto (an "Affidavit"), attesting to the amount of such payment and setting forth the circumstances giving rise to the obligation to make such payment under the Deferred Compensation Plan. The Trustee shall be authorized to rely on the Payment Schedule, written instructions from the Company or any such Affidavit, and in the event of a conflict between the written instructions from the Company and the Affidavit, the provisions of the Affidavit shall be controlling.

          (c) Subject to the provisions of Section 4, to the extent that (i) the Trustee is notified in writing by the Company that the Company's Obligation has been paid in full and (ii) the notice from the Company is confirmed in writing by the Participants (which confirmation may be waived by the Trustee if the Trustee determines in good faith after reasonable inquiry that such confirmation is being unreasonably withheld by the Participant(s) or cannot be obtained because the Participant(s) is deceased), then the Trustee shall promptly pay to the Company the then remaining assets of the Trust.

          (d) The Company may make payment of benefits directly to the Participant or his or her beneficiaries as they become due under the terms of the Deferred Compensation Plan. The Company shall notify the Trustee in writing of its decision to pay benefits directly that the Company funded pursuant to the Trust and that the Trust is otherwise obligated to pay at least two business days prior to the time amounts are due to be paid to a Participant or his or her beneficiaries. Such notice shall include a Payment Schedule revised in accordance with such notice, such revised Payment Schedule to be confirmed by the Participant (which confirmation may be waived by the Trustee if the Trustee determines in good faith after reasonable inquiry that such confirmation is being unreasonably withheld by the Participant or cannot be obtained because the Participant is deceased). Upon receipt of such notice, the Trustee shall amend the Payment Schedule to reduce the amount payable thereunder as set forth in such notice and confirmed by the Participant and shall distribute to the Company an amount of assets from the Trust equal to the fair market value of the amount so paid by the Company; provided, however, that no such payment shall be made to the Company if such payment would cause the assets of the Trust to be less than the balance of the Accounts as of the date such payment would otherwise be due hereunder.

          (e) If any amounts held in the Trust are found in a "determination," within the meaning of Section 1313(a) of the Code, to have been includable in the gross income of the Participant prior to the payment of such amounts from the Trust, the Trustee shall, as soon as practicable, pay such amounts to the Participant and charge the Payment Schedule accordingly. For purposes of this section, the Trustee shall be entitled to rely on an Affidavit from the Participant to the effect that a determination described above has occurred, such Affidavit to be accompanied by a copy of the notice given by the Participant to the Company in accordance with the further provisions of this
Section 2(e). Promptly after receipt by the Participant of written notice of the assertion of any claim, or the commencement of any suit, action, proceeding, investigation or audit in respect of which the Participant could receive a distribution under this Section 2(e), the Participant shall give written notice to the Company of the assertion or commencement thereof. The Company shall have the right at its own expense to participate in, assume the defense of and control any such suit, action, proceeding, investigation or audit, with counsel reasonably satisfactory to the Participant. If the Company assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the Company without the Participant's consent (which shall not be unreasonably withheld) and (b) no compromise or settlement thereof may be effected by the Participant without the consent of the Company (which shall not be unreasonably withheld). If the Company elects to assume the defense of such action, the Participant may employ his own counsel to participate in a secondary role in such defense. If written notice is given to the Participant of the assertion of any claim, or the commencement of any suit, action, proceeding, investigation or audit, and the Company does not, within ten days after the Participant's written notice to the Company together with reasonably complete details of the claim, suit, action, proceeding, investigation or audit, give written notice to the Participant of its election to assume the defense thereof, the Company shall be bound by any determination made in such claim, suit, action, proceeding, investigation or audit or any compromise or settlement thereof effected by the Participant.

          (f) The Trust is established as a means of facilitating the payment of the Company's Obligation under the Deferred Compensation Plan. Following a Change of Control, if the principal of the Trust and any earnings thereon are not sufficient to make payments of benefits in accordance with the terms of the Deferred Compensation Plan and the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings of the Trust are not sufficient to satisfy the Obligation. Nothing in this Trust Agreement or in the Payment Schedule shall be construed in any way as relieving the Company of the Obligation if the Obligation is not satisfied from the assets of the Trust.

          Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiaries When Company Is Insolvent.

          (a) The Trustee shall cease payment of benefits to the Participant and his beneficiaries following a Change of Control if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or the comparable provisions of any other applicable jurisdiction to which the Company is then subject.

          (b) At all times during the continuance of this Trust, as provided in
     Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under U.S. federal and state law as set forth below and the laws of any other applicable jurisdiction to which the Company is then subject.

          (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or his or her beneficiaries.

          (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participant or his or her beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participant or his or her beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Deferred Compensation Plan or otherwise.

          (4) The Trustee shall resume the payment of benefits to the Participant or his or her beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participant or his or her beneficiaries under the terms of the Deferred Compensation Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participant or his or her beneficiaries by the Company under the terms of the Deferred Compensation Plan in lieu of the payments provided for hereunder during any such period of discontinuance.

          Section 4. Payments to the Company. Except as provided in Sections 2 and 3 above, the Company shall have no right or power to direct the Trustee to return to the Company or to divert any of the assets of the Trust to any purpose other than the payment of the Obligation before all payment of benefits has been made to the Participants and their beneficiaries pursuant to the terms of the Deferred Compensation Plan. Following a determination by the Trustee in accordance with Sections 2(c) and 2(d) that the Company's Obligation has been paid in full, the Trustee shall pay to the Company any remaining assets of the Trust, net of any unpaid Trustee's fees and expenses and a reserve for accrued but unpaid expenses of the Trust.

          Section 5. Investment Authority. In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company (or any subsidiary or affiliate thereof), other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Participant or his or her beneficiaries. The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in accordance with the investment guidelines set forth in Exhibit C.

          Section 6. Accounting by Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being separate), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

          Section 7. Responsibility of Trustee.

          (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aim; provided, however, that the Trustee shall incur no liability to any person for any action taken (i) pursuant to an Affidavit delivered to the Trustee by Participant in accordance with
Section 2(b) above or (ii) pursuant to any written direction, request or approval given by the Company that is in conformity with the terms of the Deferred Compensation Plan and this Trust Agreement.

          (b) If the Trustee undertakes or defends any litigation arising in connection with the Trust, the Company shall indemnify fully the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

          (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

          (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that, if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee (the "Successor Trustee"), or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedures and Administrative Regulations promulgated pursuant to the Code.

          Section 8. Compensation and Expenses of Trustee. The Company shall pay directly (and not from the assets of the Trust) all reasonable Trustee's fees and expenses, as may be agreed to in writing between the Company and the Trustee from time to time.

          Section 9. Resignation and Removal of Trustee.

          (a) Subject to Section 10 and the following sentence, the Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice by the Company, unless the Company and the Trustee agree in writing otherwise. Such resignation shall not be effective until such time as a Successor Trustee is duly appointed and qualified to serve hereunder. Until such time as a Successor Trustee is duly appointed and qualified to serve hereunder, such resignation shall not affect (i) the Trustee's obligations to hold custody of the assets of the Trust, to make payments contemplated by Section 2 of this Trust Agreement or (ii) the Trustee's obligations or responsibilities set forth in this Trust Agreement.

          (b) Subject to Section 10, the Trustee may be removed by the Company on 90 days' prior written notice; provided, however, that following a Change of Control, the Company may not remove the Trustee, without the written consent of three-quarters of the Participants. Such removal shall not be effective until such time as a Successor Trustee is duly appointed and qualified to serve hereunder.

          (c) Upon the resignation or removal of the Trustee and appointment of a Successor Trustee, in accordance with Section 10, all assets shall subsequently be transferred to the Successor Trustee. The transfer shall be completed within 30 days after the appointment of the Successor Trustee.

          (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions and pending such determination, the Trustee shall continue to hold the assets of the Trust as a custodian. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

          (e) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.

          Section 10. Appointment of Successor.

          (a) If the Trustee resigns or is removed in accordance with the provisions of this Trust Agreement, the Company shall appoint a bank or trust company unaffiliated with the Company, any successors to the Company by merger consolidation or otherwise or any successor to all or substantially all of the business assets of the Company that has corporate trustee powers under applicable law and which has trust assets under management at the time of such appointment of at least $10 billion, as a successor to replace the Trustee upon such resignation or removal (the "Successor Trustee"). The appointment shall be effective when accepted in writing by the Successor Trustee, which shall have all of the rights and powers of the former Trustee. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the Successor Trustee to evidence the transfer. Following a Change of Control, the Trustee may not be removed by the Company unless the then current Trustee approves the Successor Trustee, which approval shall be granted only if the Trustee reasonably determines that the appointment of the Successor Trustee will not impair the rights of any beneficiary under the Deferred Compensation Plan and this Trust Agreement.

          (b) The Successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to
Section 7 hereof. The Successor Trustee shall not be responsible for and the Company shall indemnify and defend the Successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes Successor Trustee.

          Section 11. Amendment or Termination.

          (a) Prior to a Change of Control, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Deferred Compensation Plan or shall make the Trust revocable.

          (b) Following a Change of Control, the Trust Agreement may not be amended without the prior written consent of three-quarters of the Participants.

          (c) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Deferred Compensation Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

          Section 12. Trust Effective Date. This Trust Agreement shall be effective on the Effective Date.

          Section 13. Miscellaneous.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to the Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (d) This Trust Agreement shall be binding upon and inure to the benefit of any successor(s) or assign(s) of the Company or the Trustee, or any of its businesses, in whole or in part, as the result of merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or the Trustee or its business or relevant part thereof or any subsequent successor shall promptly notify the other party hereto in writing of its successorship.

          (e) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                             ONEIDA LTD.


                                             By: /s/ GREGG R. DENNY
                                                 -------------------------------


                                             FLEET NATIONAL BACK, as Trustee


                                             By: /s/ FLOYD W. CRISTMAN
                                                 -------------------------------
                                             Title: Vice President

                                    Exhibit B

                                Form of Affidavit

          I, _____________________________, under penalties of perjury, do hereby solemnly swear; (i) that I make this affidavit in order to induce ____________________, as trustee under the Trust Agreement (the "Trust Agreement") with Oneida Ltd.(the "Company") dated as of __________, 2000, to pay me the balance of my Account to which I am entitled under the Oneida Ltd. Deferral Compensation Plan for Key Executives ( the "Plan"); (ii) that the amount of the payment to which I am entitled is described in the attached schedule hereto, (iii) that the events giving rise to the Company's obligation to make such payment are accurately and fairly described on the attached schedule, (iv) that I have previously furnished a copy of this Affidavit to the Company, and (v) this Affidavit is given in accordance with Section 2(b) of the Trust Agreement.


                                         ------------------------------
                                         Signature

STATE OF    )
            ss.:
COUNTY OF   )

          On the _____ day of __________, 2003, before me personally came _____________________ to me known, who, being by me duly sworn, did depose and say that he resides at ________________________, and that the statements herein are all true and correct.


                                         ---------------------------------
                                         Notary Public

                                    EXHIBIT C

                             [Investment Guidelines]

     The initial deposit per Section 1(a) should be invested in the VISTA U.S. Government Money Market Fund or a money market fund of equivalent asset size, quality and investment objective.

     At the time of a Change in Control and the deposit by the Company of an additional amount of cash equal to the Obligation, the Company and Trustee will determine an asset allocation and investment guidelines which takes into account the payment requirements and investment rate designated in the Deferred Compensation Plan and the composition of the Participants.

The foregoing Agreement, attached hereto as EXHIBIT 10(a)(ii), has also been executed in substantially identical form by the employees listed on the schedule below. This schedule also lists the material details in which such Agreements differ from the foregoing EXHIBIT 10(a)(ii) Agreement.

-------------------------------------------------------------------------------------
                                                Date of "Prior   Date of Execution by
   Employee Name           Employee Address       Agreement"           Employee
-------------------------------------------------------------------------------------
Harold J. DeBarr         427 Betsinger Road        02/25/98            01/14/00
                         Sherrill, NY 13461
-------------------------------------------------------------------------------------
Thomas A. Fetzner        7767 Academy Street       07/26/89            01/14/00
                         Fabius, NY 13063
-------------------------------------------------------------------------------------
J. Peter Fobare          130 Kenwood Avenue        02/28/96            01/19/00
                         Oneida, NY 13421
-------------------------------------------------------------------------------------
Peter J. Kallet          552 Main Street           02/28/96            01/24/00
                         Oneida, NY 13421
-------------------------------------------------------------------------------------
Robert L. Lupica         4640 Wisteria Circle      07/06/99             Undated
                         Manlius, NY 13104
-------------------------------------------------------------------------------------
Catherine H. Suttmeier   P.O. Box 977              03/29/95            01/17/00
                         Oneida, NY 13421
-------------------------------------------------------------------------------------